UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2018

Flat Rock Capital Corp.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55767	82-0894786
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 6th Avenue, 18th Floor

New York, NY 10019

(Address of principal executive offices)

(212) 596-3413

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to

Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 18, 2018, Flat Rock Capital Corp. (the “Company”) held its 2018 Annual Meeting of Stockholders. At the meeting, the Company’s stockholders voted on the following two proposals: (i) election of directors; and (ii) ratification of the appointment of KPMG LLP as the Company’s independent public registered accounting firm for the fiscal year ending December 31, 2018. The two proposals are described in detail in the Company’s definitive proxy statement, dated April 30, 2018, as filed on Schedule 14A on April 30, 2018. As of April 23, 2018, the record date established for voting on the matters set forth above, the shares of common stock outstanding and entitled to vote at the meeting represented 1,073,404 votes (1,073,404 shares of common stock representing 1,073,404 votes). Of the aggregate shares entitled to vote as of the record date, 600,890 shares of common stock representing 55.98% votes were present at the meeting in person or by proxy.

Proposal No. 1 – Election of Directors

Each of the three nominees for director was elected by the Company’s stockholders by the requisite vote for approval, and the voting results are set forth below:

Name of Director	For	Withheld
Robert K. Grunewald	558,390	42,500
R. Scott Coolidge	558,390	42,500
Michael L. Schwarz	558,390	42,500

Proposal No. 2 – Ratification of Independent Registered Public Accounting Firm

The voting results to ratify the appointment of KPMG LLP as the Company’s independent public registered accounting firm for the fiscal year ending December 31, 2018 are set forth below:

For	Against	Abstentions
558,390	0	42,500

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flat Rock Capital Corp.

Dated: June 19, 2018	By:	/s/ Robert K. Grunewald
	Name:	Robert K. Grunewald
	Title:	Chief Executive Officer

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